UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

AG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 26, 2023, AG Twin Brook Capital Income Fund (the “Fund”) held a Special Meeting of Shareholders (the “Special Meeting”). There were 23,523,076 common shares of beneficial interest of the Fund entitled to vote at the Special Meeting. There was one matter voted upon by shareholders at the Special Meeting. The matter was approved by the Fund’s shareholders and the voting results for such matter is set forth below.

1.The Fund’s shareholders approved the New Investment Management Agreement that will become effective at the closing of the transaction pursuant to which TPG Inc. will acquire Angelo, Gordon & Co., L.P., the parent company of the Fund’s investment adviser (the “Transaction”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,258,125	0	0	0

The Transaction is subject to customary closing conditions, including filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, international regulatory approvals, and other client and third-party consents. The Transaction is expected to close in the fourth quarter of 2023. Due to the requirement to obtain certain regulatory approvals and other conditions necessary to complete the Transaction, however, no assurance can be given as to when, or if, the Transaction will be completed.
.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook Capital Income Fund

Dated: September 28, 2023	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer